UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 10, 2010

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

New York	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Greene Street – Ste 1101, New York, NY	10012
(Address of principal executive offices)	(Zip Code)

(800) 356-6463
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Submission of Matters to a Vote of Security Holders

On June 10, 2010, Applied Minerals, Inc. (“the Company”) held its 2010 Annual Shareholders’ Meeting at www.virtualshareholdermeeting.com/AMNL. The final voting results for each of the proposals submitted to a vote of security holders at the 2010 Annual Shareholders’ Meeting are set forth below.

Proposal 1. The election of four members to the board of directors, each to serve until the next annual meeting of shareholders or until their successors are elected and qualified.

	Votes For	Votes Withheld	Broker Non-votes
Andre Zeitoun	28,759,710	197,810	25,220,341
John Levy	28,760,310	197,210	25,220,341
David A. Taft	28,865,880	91,640	25,220,341
Evan D. Stone	28,880,980	76,540	25,220,341

Proposal 2. The ratification of PMB Helin Donovan as the Company’s independent registered public accounting firm

Votes	Votes		Broker
For	Against	Abstentions	Non-votes
53,956,773	82,199	138,889	- 0 -

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	June 15, 2010	/s/ ANDRE ZEITOUN
By: Andre Zeitoun
President and Chief Executive Officer